Kinetik Reports First Quarter 2023 Financial and Operating Results
•Generated first quarter net income of $4.3 million and Adjusted EBITDA1 of $187.5 million
•Kinetik is tracking at the higher-end of its 2023 Adjusted EBITDA1 Guidance range of $800 million to $860 million
•2023 Capital Expenditures trending to the upper-end of the Company’s Guidance range of $490 million to $540 million
•Completed transactions with a key customer to acquire additional midstream assets and accelerate drilling activity
•April gas processed volumes averaged 1.52 Bcf/d, representing a new Company record and an approximate 21% increase over equivalent fourth quarter 2022 volumes
•Active hedging program has materially reduced Kinetik’s unhedged commodity-linked Gross Profit. Over 94% of Kinetik’s 2023 Gross Profit for the remaining three quarters is derived from fixed-fee contracts and hedges
HOUSTON and MIDLAND, Texas, May 3, 2023 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended March 31, 2023.
First Quarter 2023 Results and Commentary

For the three months ended March 31, 2023, Kinetik processed natural gas volumes of 1.35 Bcf/d and reported net income including noncontrolling interest of $4.3 million. Kinetik generated Adjusted EBITDA1 of $187.5 million, Distributable Cash Flow (“DCF”)1 of $126.7 million, and Free Cash Flow (“FCF”)1 of $25.8 million for the three months ended March 31, 2023. The results were primarily driven by increased volumes across both the Midstream Logistics and Pipeline Transportation segments.

“2023, the first full year post-merger, is off to a very promising start,” said Jamie Welch, Kinetik’s Chief Executive Officer and President. “We reported first quarter 2023 net income and Adjusted EBITDA1 in line with our internal expectations. Beginning in March, we saw accelerating development across our system and based on current producer forecasts, we expect this volume strength and activity to continue. We exceeded our 2023 exit rate guidance of 1.5 Bcf/d of processed natural gas volume in April and as a result now expect to exit 2023 well above $900 million of annualized Adjusted EBITDA1,2. Looking forward into 2024, we anticipate continued, meaningful Adjusted EBITDA1 growth from our 2023 capital projects placed into service in late 2023 and early 2024.”

“Regarding our new system expansion into New Mexico, construction and permitting are progressing well. We anticipate the pipeline to be complete and operational in January 2024. We are currently in commercial discussions with various New Mexico producers on a number of exciting new opportunities that would expand our business and enhance our position as a leading midstream service provider in the Delaware Basin. We expect to provide an update following the successful conclusion of these producer discussions in the next few quarters.”

In late March, Kinetik acquired a midstream infrastructure system in Reeves County, Texas from one of its largest customers and entered into a new, 20-year fixed-fee midstream services agreement. The purchase price for the assets was $65 million, representing less than a 4x acquisition EBITDA multiple. The Company also executed an incentive agreement with the customer, accelerating near-term drilling activity on dedicated acreage for gas processing and water gathering services beginning at the end of this year. The Company paid to the customer $60 million of additional consideration and such incentive revenue uplift in 2024 represents less than a 4x 2024 EBITDA set-up multiple.

Kinetik remains highly focused on its capital allocation priorities and maximizing shareholder value. In the first quarter, the Company opportunistically repurchased $2.4 million of shares of Class A common stock under the previously announced $100 million Repurchase Program. The approximately 81,900 repurchased shares will partially offset issuances pursuant to the Company’s Dividend and Distribution Reinvestment Plan (“DRIP”).

Financial
a.Achieved quarterly net income of $4.3 million and Adjusted EBITDA1 of $187.5 million.
b.Based on the Company’s customer activity, hedging program, recent acquisition, and outlook for the business, Kinetik is tracking at the higher-end of its 2023 Adjusted EBITDA1 Guidance range of $800 million to $860 million, despite the delayed in-service of the Permian Highway Pipeline (“PHP”) Expansion.
c.Declared a dividend of $0.75 per share on April 19, 2023 for the quarter ended March 31, 2023, or $3.00 per share on an annualized basis. 117 million shares have elected to reinvest the first quarter dividend into newly issued shares of Class A common stock. As a result, $19.5 million of first quarter dividends will be paid in cash.3
d.Exited the first quarter with a Net Debt to Adjusted EBITDA1,4 Ratio of 4.3x and a Leverage Ratio1,5 per its Credit Agreement of 4.0x.
e.Fixed Kinetik’s floating SOFR rate for $2.25 billion of its bank facility debt from May 2023 through May 2025, reducing Kinetik’s floating rate exposure to approximately 8% of total current debt outstanding.
f.Reduced remaining 2023 unhedged commodity-linked gross profit from approximately 10% to 6%.
Selected Key Metrics:

Three Months Ended March 31,
2023

(In thousands, except shares and ratios)
Net income including noncontrolling interest[6]	$4,299
Adjusted EBITDA[1]	$187,487
Distributable Cash Flow[1]	$126,705
Dividend Coverage Ratio[1,7]	1.2x
Free Cash Flow[1]	$25,826
Leverage Ratio[1,5]	4.0x
Net Debt to Adjusted EBITDA Ratio[1,4]	4.3x
Common stock issued and outstanding[8]	143,143,449

	March 31, 2023	December 31, 2022

	(In thousands)
Net Debt[1,9]	$3,535,016	$3,388,606
Strategic
a.Acquired midstream infrastructure assets in southern Reeves County, Texas for $65 million. In connection with the acquisition, Kinetik entered into an incentive agreement to accelerate near-term development on the customer’s dedicated acreage, benefiting Kinetik’s gas and produced water service fee revenues starting in late 2023. Incentive targets are evaluated against ongoing regular performance criteria and the additional $60 million of consideration paid to the customer for the incentive agreement is subject to refund with consequential monetary penalties if not satisfied.
b.Analyzing portfolio monetization opportunities, particularly the Company’s stake in Gulf Coast Express pipeline, as a means to accelerate achievement of its widely communicated capital allocation targets.
Operational
a.Completed and placed in-service the Diamond Cryo processing expansion, adding 120 MMcf/d of processing capacity.

b.Construction of Delaware Link, Kinetik’s 30-inch residue gas pipeline from its processing complexes to Waha with an initial throughput capacity of 1 Bcf/d, is on budget and on schedule. The pipeline is expected in-service in October 2023.
c.Kinetik’s New Mexico system expansion into Lea County is on budget and on schedule and should be in-service in January 2024.
d.Progress continues on the PHP expansion of 550 MMcf/d of incremental capacity, increasing natural gas deliveries from the Permian to the U.S. Gulf Coast markets. Supply chain constraints for certain components and materials are causing a delay, pushing the expected in-service date to December 2023.
e.In 2022, Kinetik reduced Scope 1 and Scope 2 greenhouse gas and Scope 1 and Scope 2 methane emissions intensities by 8% and 13% year-over-year, respectively. Consequently, Kinetik achieved its 2022 Sustainability-Linked Financing Framework performance targets, which will result in a modest interest expense reduction beginning in July 2023.
Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.Citi Energy and Climate Conference in Boston on May 10th
b.Energy Infrastructure Conference in Palm Beach on May 23rd - 24th
c.Bank of America Energy Credit Conference in New York City on June 7th - 8th
d.JP Morgan Energy, Power and Renewables Conference in New York City on June 21st - 23rd
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.kinetik.com.
Conference Call and Webcast
Kinetik will host its first quarter 2023 results conference call on Thursday, May 4, 2023 at 8:00 am Central Daylight Time (9:00 am Eastern Daylight Time) to discuss first quarter results. To access a live webcast of the conference call, please visit the Investor Relations section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors: (713) 487-4832 Maddie Wagner
Website: www.kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,”

“project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, expansion projects and future operations, and financial guidance; the Company’s share repurchase program and the projected timing, purchase price and number of shares purchased under such program, if at all; projected dividend amounts and the timing thereof; the Company’s leverage and financial profile and its ability to improve its credit ratings. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part II, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in according with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release.

1. A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. A reconciliation of expected full year or annualized December 2023 Adjusted EBITDA to net income (loss), the closest GAAP financial measure, cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts, including share-based compensation expense, which is affected by factors including future personnel needs and the future prices of our Class A Common Stock, which may be significant.
3. Dividends reinvested and dividends paid in cash as of May 3, 2023. Final numbers are subject to change.
4. Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
5. Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes Qualified Project and Acquisition EBITDA Adjustments that pertain to the funding of the Permian Highway Pipeline expansion project, first quarter 2023 midstream infrastructure asset acquisition, Brandywine NGL acquisition, and other qualified growth capital projects at the Midstream Logistics segment.
6. Net income including noncontrolling interest for the three months ended March 31, 2022 was $21.4 million.
7. Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
8. Issued and outstanding shares of 143,143,449 is the sum of 49,054,411 shares of Class A common stock and 94,089,038 shares of Class C common stock.
9. Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents.

Notes Regarding Presentation of Financial Information
The following addresses the results of our operations for the three months ended March 31, 2023, as compared to our results of operations for the three months ended March 31, 2022. As the business combination between BCP Raptor Holdco, LP, Kinetik’s predecessor for accounting purposes (“BCP”) and Altus Midstream LP (“Altus”) (the “Transaction”) was determined to be a reverse merger, BCP was considered the accounting acquirer and Altus was considered the legal acquirer. Therefore, BCP’s net assets, carrying at historical value, were presented as the predecessor to the Company’s historical financial statements and the comparable period presented herein reflects the results of operations of BCP for the three months ended March 31, 2022 and Altus’ results of operations from February 22, 2022, the closing date of the Transaction, through March 31, 2022. Kinetik’s financial results on and after February 22, 2022 reflect the results of the combined company.
Unless otherwise noted or the context requires otherwise, references herein to Kinetik Holdings Inc. or “the Company” with respect to time periods prior to February 22, 2022 include BCP and its consolidated subsidiaries and do not include Altus and its consolidated subsidiaries, while references herein to Kinetik Holdings Inc. with respect to time periods from and after February 22, 2022 include Altus and its consolidated subsidiaries.
The Company completed a two-for-one Stock Split on June 8, 2022. All corresponding per-share and share amounts for periods prior to June 8, 2022 have been retroactively restated to reflect the two-for-one Stock Split.

KINETIK HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2023	2022(1)

	(In thousands, except per share data)
Operating revenues:
Service revenue	$103,425	$80,445
Product revenue	173,824	174,928
Other revenue	3,791	1,876
Total operating revenues	281,040	257,249
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below)	115,877	120,275
Operating expenses	35,973	29,871
Ad valorem taxes	5,458	4,153
General and administrative expenses	27,511	22,752
Depreciation and amortization expenses	68,854	61,023
Loss on disposal of assets	102	110
Total operating costs and expenses	253,775	238,184
Operating income	27,265	19,065
Other income (expense):
Interest and other income	294	250
Gain on redemption of mandatorily redeemable Preferred Units	—	4,493
Loss on embedded derivative	—	(2,886)
Interest expense	(69,308)	(26,774)
Equity in earnings of unconsolidated affiliates	46,464	27,917
Total other (expense) income, net	(22,550)	3,000
Income before income taxes	4,715	22,065
Income tax expense	416	676
Net income including noncontrolling interest	4,299	21,389
Net income attributable to Preferred Unit limited partners	—	4,993
Net income attributable to common shareholders	4,299	16,396
Net income attributable to Common Unit limited partners	2,863	12,531
Net income attributable to Class A Common Stock Shareholders	$1,436	$3,865

Net (loss) income attributable to Class A Common Shareholders per share
Basic	$(0.06)	$0.10
Diluted	$(0.06)	$0.10

Weighted-average shares(2)
Basic	47,392	37,392
Diluted	47,605	37,426
(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022. Refer to Note 1 – Description of the Organization and Summary of Significant accounting Policies in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on May 4, 2023 for further information.
(2) Share amounts have been retroactively restated to reflect the Company’s two-for-one stock split, which was effected on June 8, 2022. Refer to Note 10 – Equity and Warrants in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on May 4, 2023 for further information.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended March 31,
	2023	2022(1)
	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interests	$4,299	$21,389
Add back:
Interest expense	69,308	26,645
Income tax expense	416	676
Depreciation and amortization	68,854	61,023
Amortization of contract costs	1,655	448
Proportionate EMI EBITDA	71,867	40,741
Share-based compensation	17,540	6,132
Loss on disposal of assets	102	110
Loss on debt extinguishment	—	129
Unrealized (gain) loss on commodity or embedded derivatives	(4,987)	2,886
Integration Costs	925	6,151
Transaction Costs	268	5,676
Other one-time cost or amortization	3,748	1,195
Deduct:
Warrant valuation adjustment	44	—
Gain on redemption of mandatorily redeemable Preferred Units	—	4,493
Equity income from EMI's	46,464	27,917
Adjusted EBITDA(2) (non-GAAP)	$187,487	$140,791

Distributable Cash Flow (3)
Adjusted EBITDA (non-GAAP)	$187,487	$140,791
Proportionate EMI EBITDA	(71,867)	(40,741)
Cash distributions received from EMI's (operating)	67,764	48,073
Interest expense	(69,308)	(26,645)
Unrealized loss on interest rate derivatives	17,189	—
Maintenance capital expenditures	(4,560)	(1,583)
Distributable cash flow (non-GAAP)	$126,705	$119,895

Free Cash Flow (4)
Distributable cash flow (non-GAAP)	$126,705	$119,895
Cash interest adjustment	15,374	844
Growth capital expenditures	(64,057)	(31,210)
Investments in EMI's	(58,658)	—
Cash distributions received from EMI's (investing)	5,793	—
Contributions in aid of construction	669	4,806
Free cash flow (non-GAAP)	$25,826	$94,335

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Three Months Ended March 31,
	2023	2022(1)

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$119,591	$98,393
Net changes in operating assets and liabilities	8,743	937
Interest expense	69,308	26,645
Amortization of deferred financing costs	(1,521)	(3,389)
Current income tax expense	53	—
Cash distributions received from EMI's	(67,764)	(48,073)
Proportionate EMI EBITDA	71,867	40,741
Derivative settlement and fair value adjustments	(12,744)	9,629
Unrealized (gain) loss on commodity or embedded derivatives	(4,987)	2,886
Integration Costs	925	6,151
Transaction Costs	268	5,676
Other one-time cost or amortization	3,748	1,195
Adjusted EBITDA(2) (non-GAAP)	$187,487	$140,791

Distributable Cash Flow(3)
Adjusted EBITDA (non-GAAP)	$187,487	$140,791
Proportionate EMI EBITDA	(71,867)	(40,741)
Cash distributions received from EMI's (operating)	67,764	48,073
Interest expense	(69,308)	(26,645)
Unrealized loss on interest rate derivatives	17,189	—
Maintenance capital expenditures	(4,560)	(1,583)
Distributable cash flow (non-GAAP)	$126,705	$119,895

Free Cash Flow(4)
Distributable cash flow (non-GAAP)	$126,705	$119,895
Cash interest adjustment	15,374	844
Growth capital expenditures	(64,057)	(31,210)
Investments in EMI's	(58,658)	—
Cash distributions received from EMI's (investing)	5,793	—
Contributions in aid of construction	669	4,806
Free cash flow (non-GAAP)	$25,826	$94,335

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	March 31,	December 31,
	2023	2022

	(In thousands)
Net Debt(5)
Current portion of long-term debt, net	$—	$—
Long-term debt, net	3,511,648	3,368,510
Plus: Deferred financing costs	25,352	26,490
Total long-term debt	3,537,000	3,395,000
Less: Cash and cash equivalents	1,984	6,394
Net debt (non-GAAP)	$3,535,016	$3,388,606

(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022.
(2) Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from our equity method investments, equity in earnings from investments recorded using the equity method, share-based compensation expense, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP.
(3) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from our equity method investments, operating cash distributions received from our equity method investments, interest expense, net of amounts capitalized, distributions to preferred unitholders and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(4) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in EMI’s, investing cash distributions received from our equity method investments, cash interest and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(5) Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.